EXHIBIT 3.3


               ASSIGNMENT OF LIMITED LIABILITY COMPANY INTEREST
                               AND AMENDMENT TO
                      LIMITED LIABILITY COMPANY AGREEMENT
                                      OF
                             WEST PENN FUNDING LLC


          This Assignment of Limited Liability Company Interest and Amendment to Limited Liability Company Agreement of West Penn Funding LLC, dated as of October 20, 1999 (this "Assignment and Amendment Agreement"), is entered into by and between Carol G. Russ, as the sole member of West Penn Funding LLC, and West Penn Funding Corporation, a Delaware corporation.

                             W I T N E S S E T H :

          WHEREAS, West Penn Funding LLC (the "Company") has been formed as a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. ss.18101, et seq.) (the "Act") pursuant to a Certificate of Formation of the Company, as filed in the office of the Secretary of State of the State of Delaware on May 26, 1999, and a Limited Liability Company Agreement of the Company, dated as of May 26, 1999 (the "Agreement");

          WHEREAS, Carol G. Russ is the sole member of the Company;

          WHEREAS, Carol G. Russ desires to assign, transfer and convey all of her limited liability company interest in the Company as a member of the Company (the "Interest") to

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West Penn Funding Corporation, and Carol G. Russ desires to resign from the
Company as a member of the Company; WHEREAS, West Penn Funding Corporation desires to purchase the Interest presently held by Carol G. Russ, and West Penn Funding Corporation desires to be admitted to the Company as a substitute member of the Company; and

          WHEREAS, the undersigned, to accomplish the foregoing, desire to amend the Agreement in the manner set forth herein.

          NOW, THEREFORE, the undersigned, in consideration of the premises, covenants and agreements contained herein, does hereby agree as follows:

          1. Assignment. Notwithstanding any provision in the Agreement to the contrary, for value received, the receipt and sufficiency of which are hereby acknowledged, upon the execution of this Assignment and Amendment Agreement by the parties hereto, Carol G. Russ does hereby assign, transfer and convey the Interest to West Penn Funding Corporation.

          2. Admission. Notwithstanding any provision in the Agreement to the contrary, contemporaneously with the assignment described in paragraph 1 of this Assignment and Amendment Agreement, West Penn Funding Corporation shall be admitted to the Company as a substitute member of the Company.


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          3. Resignation. Notwithstanding any provision in the Agreement to the contrary, immediately following the admission of West Penn Funding Corporation as a substitute member of the Company, Carol G. Russ shall and does hereby resign from the Company as a member of the Company, and shall thereupon cease to be a member of the Company, and shall thereupon cease to have or exercise any right or power as a member of the Company.

          4. Continuation of the Company. The parties hereto agree that the assignment of the Interest, the admission of West Penn Funding Corporation as a substitute member of the Company and the resignation of Carol G. Russ as a member of the Company shall not dissolve the Company and that the business of the Company shall continue.

          5. Books and Records. The member of the Company shall take all actions necessary under the Act and the Agreement, including causing the amendment of the Agreement, to evidence the resignation of Carol G. Russ from the Company as a member of the Company and the admission of West Penn Funding Corporation to the Company as a member of the Company.

          6. Future Cooperation. Each of the parties hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, releases,

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assumptions, amendments of the Agreement, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Assignment and Amendment Agreement.

          7. Contribution. West Penn Funding Corporation has paid $1 to Carol
G. Russ for the Interest.

          8. Binding Effect. This Assignment and Amendment Agreement shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and assigns.

          9. Execution in Counterparts. This Assignment and Amendment Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          10. Agreement in Effect. Except as hereby amended, the Agreement shall remain in full force and effect.

          11. Governing Law. This Assignment and Amendment Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws.

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          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Amendment Agreement to be duly executed as of the day and year first above written.

                                              --------------------------------
                                              Carol G. Russ



                                              WEST PENN FUNDING CORPORATION



                                              By:  ____________________________
                                                   Name:
                                                   Title:

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